SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 May 19, 1999



Commission     Registrant, State of Incorporation,           I.R.S. Employer
File Number    Address and Telephone Number                  Identification No.
-----------    ----------------------------                  ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200


1-3141          Jersey Central Power & Light Company           21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.

      As previously reported, on April 14, 1999, GPU Inc.'s subsidiary, Jersey Central Power & Light Company (doing business as "GPU Energy"), entered into a Stipulation of Settlement ("Settlement") with various parties to its restructuring proceedings pending before the New Jersey Board of Public Utilities ("NJBPU"). On May 19, 1999, the NJBPU approved the Settlement with certain modifications and clarifications including the following:

      1. GPU Energy's distribution rate was reduced to 3.35(cent)/kwh from the 3.45(cent)/kwh set forth in the Settlement as filed.

      2. The NJBPU ordered that GPU Energy phase-in an 11% rate reduction on a more accelerated basis than the 10% rate reduction GPU Energy had agreed to in the Settlement.

      3. The NJBPU raised the initial residential "shopping credit" for customers who choose an alternative electric supplier by 6 mills so that it will begin at 5.65(cent) in 1999 and increase to 5.82(cent) in 2003.

      On May 24, 1999, the NJBPU issued a Summary Order memorializing the action it took on May 19, 1999. The NJPBU stated that it will subsequently issue a more detailed Decision and Order.

      Copies of GPU Energy's related news release and the NJBPU's Summary Order are annexed as exhibits.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits

            1. GPU Energy News Release, dated May 19, 1999.

            2. NJBPU Summary Order, dated May 24, 1999.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              JERSEY CENTRAL POWER & LIGHT COMPANY



                              By:  /s/ T. G. Howson
                                 --------------------------------
                                  T. G. Howson, Vice President
                                  and Treasurer


Date:   May 26, 1999